The Clorox Company

Three months ended Sept. 30, 2023
Percentage change versus the year-ago period
	Reported (GAAP) Net Sales Growth/ (Decrease)	Reported Volume	Acquisitions & Divestitures	Foreign Exchange Impact	Price Mix and Other (1)	Organic Sales Growth/ (Decrease) (Non-GAAP) (2)	Organic Volume (3)
Health and Wellness	(23)%	(29)%	—%	—%	6%	(23)%	(29)%
Household	(23)	(30)	—	—	7	(23)	(30)
Lifestyle	(28)	(37)	—	—	9	(28)	(37)
International	(5)	(13)	—	(14)	22	9	(13)
Total Company (4)	(20)%	(26)%	—%	(2)%	8%	(18)%	(26)%

(1)This represents the net impact on net sales growth / (decrease) from pricing actions, mix and other factors.
(2)Organic sales growth / (decrease) is defined as net sales growth / (decrease) excluding the effect of any acquisitions and divestitures and foreign exchange rate changes. See “Non-GAAP Financial Information” below for reconciliation of organic sales growth / (decrease) to net sales growth / (decrease), the most directly comparable GAAP financial information.
(3)Organic volume represents volume excluding the effect of any acquisitions and divestitures.
(4)Total company includes Corporate and Other.

Non-GAAP Financial Information
Management believes that the presentation of organic sales growth / (decrease) is useful to investors because it excludes sales from any acquisitions and divestitures, which results in a comparison of sales only from the businesses that the company was operating throughout the relevant periods, and the impact of foreign exchange rate changes, which are out of the control of the company and management. However, organic sales growth / (decrease) may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded.

The Clorox Company
The following table provides a reconciliation of organic sales growth / (decrease) (non-GAAP) to net sales growth / (decrease) (GAAP), the most comparable GAAP measure:

	Three months ended Sept. 30, 2023
	Percentage change versus the year-ago period
	Health and Wellness	Household	Lifestyle	International	Total Company (1)
Net sales growth / (decrease) (GAAP)	(23)%	(23)%	(28)%	(5)%	(20)%
Add: Foreign exchange	—	—	—	14	2
Add/(Subtract): Divestitures/acquisitions	—	—	—	—	—
Organic sales growth / (decrease) (non-GAAP)	(23)%	(23)%	(28)%	9%	(18)%

(1)Total Company includes Corporate and Other.

The Clorox Company
Supplemental Unaudited Condensed Information – Gross Margin Drivers
The table below provides details on the drivers of gross margin change versus the year-ago period.

Driver	Gross Margin Change vs. Prior Year (basis points)
	FY23					FY24
	Q1	Q2	Q3	Q4	FY	Q1
Cost Savings	+180	+170	+150	+210	+180	+220
Price Changes	+530	+680	+750	+670	+660	+470
Market Movement (commodities)	-330	-240	-230	-230	-260	-20
Manufacturing & Logistics	-350	-100	-120	-140	-180	+0
All other (1) (2) (3)	-140	-190	+40	+50	-40	-430
Change vs prior year	-110	+320	+590	+560	+360	+240

Gross Margin (%)	36.0%	36.2%	41.8%	42.7%	39.4%	38.4%

(1)In Q1 of fiscal year 2023, "All other" includes the negative impact from lower shipment volumes.
(2)In Q2 of fiscal year 2023, "All other" includes the negative impact from mix and assortment.
(3)In Q1 of fiscal year 2024, "All other" includes the impact from lower shipment volumes and mix and assortment.

The Clorox Company
Supplemental Unaudited Condensed Information – Cash Flow
For the quarter ended September 30, 2023

Capital expenditures for the first quarter were $24 million versus $46 million in the year-ago quarter.
Depreciation and amortization expense for the first quarter was $61 million versus $56 million in the year-ago quarter.
Net cash provided by operations in the first quarter was $20 million, or 1.4% of net sales.

Supplemental Unaudited Condensed Information – Free Cash Flow
Fiscal Year Free Cash Flow Reconciliation

Dollars in millions and percentages based on rounded numbers

	Q1 Fiscal YTD 2024	Q1 Fiscal YTD 2023
Net cash provided by operations – GAAP	$20	$178
Less: Capital expenditures	$24	$46
Free cash flow – non-GAAP (1)	-$4	$132
Free cash flow as a percentage of net sales – non-GAAP (1)	(0.3)%	7.6%
Net sales	$1,386	$1,740

(1)In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management uses free cash flow and free cash flow as a percentage of net sales to help assess the cash generation ability of the business and funds available for investing activities, such as acquisitions, investing in the business to drive growth, and financing activities, including debt payments, dividend payments and stock repurchases. Free cash flow does not represent cash available only for discretionary expenditures since the Company has mandatory debt service requirements and other contractual and non-discretionary expenditures. In addition, free cash flow may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read in connection with the company’s consolidated financial statements presented in accordance with GAAP.

Supplemental Unaudited Reconciliation of Earnings (Losses) Before Income Taxes to EBIT(1)(3) and Adjusted EBIT(2)(3)
Dollars in millions and percentages based on rounded numbers

The Clorox Company

	FY 2023					FY 2024

	Q1	Q2	Q3	Q4	FY	Q1
	9/30/2022	12/31/2022	3/31/2023	6/30/2023	6/30/2023	9/30/2023
Earnings before income taxes	$116	$130	($245)	$237	$238	$29
Interest income	(2)	(3)	(4)	(7)	(16)	(10)
Interest expense	22	23	24	21	90	21
EBIT (1)(3)	$136	$150	($225)	$251	$312	$40
EBIT margin (1)(3)	7.8%	8.7%	-11.7%	12.4%	4.2%	2.9%
Cyberattack costs (4)	—	—	—	—	—	24
VMS impairment (5)	—	—	445	—	445	—
Streamlined operating model (6)	19	4	21	16	60	—
Digital capabilities and productivity enhancements investment (7)	20	25	28	27	100	27
Adjusted EBIT – non-GAAP (2)(3)	$175	$179	$269	$294	$917	$91
Adjusted EBIT margin (2)(3)	10.1%	10.4%	14.0%	14.6%	12.4%	6.6%
Net sales	$1,740	$1,715	$1,915	$2,019	$7,389	$1,386

(1)EBIT (a non-GAAP measure) represents earnings (losses) before income taxes (a GAAP measure), excluding interest income and interest expense, as reported above. EBIT margin is the ratio of EBIT to net sales.
(2)Adjusted EBIT (a non-GAAP measure) represents earnings (losses) before income taxes (a GAAP measure), excluding interest income, interest expense and other significant items that are nonrecurring or unusual (such as incremental costs related to the cyberattack, asset impairments, charges related to the streamlined operating model, charges related to the digital capabilities and productivity enhancements investment, significant losses/(gains) related to acquisitions and other nonrecurring or unusual items as reported above). Adjusted EBIT margin is the ratio of adjusted EBIT to net sales.Refer to the Non-GAAP Financial Information within the earnings release for further discussion on the adjustments presented.
(3)In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management believes the presentation of EBIT, EBIT margin, adjusted EBIT and adjusted EBIT margin provides useful additional information to investors about trends in the company's operations and is useful for comparability of performance over time. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read in connection with the company’s consolidated financial statements presented in accordance with GAAP.
(4)Reflects charges related to the cyberattack incurred during fiscal year 2024. These costs relate primarily to third-party consulting services, including IT recovery and forensic experts and other professional services incurred to investigate and remediate the attack, as well as incremental operating costs from the resulting disruption to the company's business operations.
(5)Reflects goodwill and trademarks impairment charges related to the VMS business.
(6)Reflects the restructuring and related implementation costs, net incurred by the company as part of the streamlined operating model. These expenses were primarily attributable to employee-related costs, as well as implementation and other associated costs.
(7)Reflects the operating expenses incurred by the company related to its digital capabilities and productivity enhancements investment. The majority of these expenses relate to external consulting fees. The remaining expenses relate to internal IT project management and supporting personnel costs and other costs.

The Clorox Company
Supplemental Unaudited Reconciliation of Adjusted Earnings per Share (8)(9)

(Dollars in millions except per share data)
	Diluted earnings per share
	Three months ended
	9/30/2023	9/30/2022	% Change
As reported (GAAP)	$0.17	$0.68	(75)%
Cyberattack costs (1)	0.15	—
Streamlined operating model (2)	—	0.12
Digital capabilities and productivity enhancements investment (3)	0.17	0.13
As adjusted (Non-GAAP) (8)(9)	$0.49	$0.93	(47)%

	Full year 2024 outlook (estimated range)
	Diluted earnings per share
	Low	High
As estimated (GAAP)	$2.10	$2.60
Pension settlement (4)	1.00	1.00
Cyberattack costs (5)	0.25	0.25
Streamlined operating model (6)	0.25	0.25
Digital capabilities and productivity enhancements investment (7)	0.70	0.70
As adjusted (Non-GAAP) (8)(9)	$4.30	$4.80

(1)During the three months ended Sept. 30, 2023, the company incurred approximately $24 ($18 after tax) of costs related to the cyberattack.
(2)During the three months ended Sept. 30, 2023 and 2022, the company incurred $0 and $19 ($14 after tax), respectively, of restructuring and related costs, net related to implementation of the streamlined operating model.
(3)During the three months ended Sept. 30, 2023 and 2022 the company incurred approximately $27 ($21 after tax) and $20 ($15 after tax), respectively, of operating expenses related to its digital capabilities and productivity enhancements investment.
(4)In FY24, the company expects to incur approximately $155-$175 ($118-$134 after tax) of costs related to termination of the domestic qualified pension plan.
(5)In FY24, the company expects to incur approximately $40-$50 ($30-$38 after tax) of costs related to the cyberattack.
(6)In FY24, the company expects to incur approximately $30-$40 ($23-$30 after tax)of restructuring and related costs, net related to implementation of the streamlined operating model.
(7)In FY24, the company expects to incur approximately $100-$120 ($76-$91after tax) of operating expenses related to its digital capabilities and productivity enhancements investment.
(8)Adjusted EPS is defined as diluted earnings per share that excludes or has otherwise been adjusted for significant items that are nonrecurring or unusual. The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
(9)Adjusted EPS is supplemental information that management uses to help evaluate the company's historical and prospective financial performance on a consistent basis over time. Management believes that by adjusting for certain items affecting comparability of performance over time, such as incremental costs related to the cyberattack, asset impairments, charges related to the streamlined operating model, charges related to the digital capabilities and productivity enhancements investment, significant losses/(gains) related to acquisitions, and other nonrecurring or unusual items, investors and management are able to gain additional insight into the company's underlying operating performance on a consistent basis over time. However, adjusted EPS may not be the same as similar measures provided by other companies due to potential differences in methods of calculation or differences in which items are incorporated into these adjustments. Refer to the Non-GAAP Financial Information within the first quarter of fiscal year 2024 earnings release for further discussion on the adjustments presented.